EXHIBIT 99.1

Align Technology Announces Third Quarter Fiscal 2011 Results: Board Authorizes $150 Million Stock Repurchase Program

  Record Q3 net revenues of $125.9 million increased 4.8% sequentially and 31.2% year-over-year
  Record Q3 Invisalign revenue was $114.3 million with record case shipments of 79.4 thousand
  Q3 Invisalign Teen volume increased 36.2% sequentially and 54.5% year-over-year
  Q3 GAAP diluted EPS was $0.24 and Q3 Non-GAAP diluted EPS was $0.27

SAN JOSE, Calif., Oct. 27, 2011 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today reported financial results for the third quarter of fiscal 2011 ended September 30, 2011.

Total net revenues for the third quarter of fiscal 2011 (Q3 11) were a record $125.9 million. This is compared to $120.1 million reported in the second quarter of 2011 (Q2 11) and compared to $95.9 million reported in the third quarter of 2010 (Q3 10). Q3 11 Invisalign revenue of $114.3 million increased 0.6% sequentially and 19.1% year over year. Invisalign case shipments of 79.4 thousand increased 4.4% sequentially and 19.8% year over year. Q3 11 scanner and CAD/CAM services revenue was $11.6 million, compared to $6.4 million for two months of sales included in Q2 11 following the acquisition of Cadent, Inc.

Commenting on Align's Q3 11 results, Align President and CEO Thomas M. Prescott said, "I'm very pleased to report another good quarter for Align with revenue and EPS higher than our outlook. Better than expected results were driven by increased Invisalign case volume from North American Orthodontists and International doctors, as well as higher earnings that benefited from lower than projected operating expenses. Strong growth of Invisalign Teen reflects our continued penetration in the very important teenage orthodontic market where we believe we gained significant share this quarter. Q3 results also reflect a full quarter of sales from our intra-oral scanner and CAD/CAM services products, which continued to benefit from our sales and marketing resources as we do our best to leverage Invisalign and industry events to introduce iTero and iOC scanners to our customers."

Gross margin for Q3 11 was 73.4%, compared to 75.9% in Q2 11 and 78.1% in Q3 10. Q3 11 gross margin includes amortization of acquired intangible assets related to cost of revenues of $0.3 million, acquisition and integration related costs of $0.2 million, and severance and benefits costs of $0.2 million. Q2 11 gross margin includes amortization of acquired intangible assets related to cost of revenues of $0.2 million and acquisition and integration related costs of $0.1 million. The sequential decrease in Q3 11 gross margin primarily reflects a full quarter of cost of sales from scanner and CAD/CAM services, including costs for Israeli scanner operations that were previously included in operating expense.

Operating expenses for Q3 11 were $66.1 million, compared to $74.5 million in Q2 11 and $53.0 million in Q3 10. Q3 11 operating expenses include acquisition and integration related transaction costs of $1.3 million, amortization of acquired intangible assets of $0.9 million and severance and benefit costs of $0.1 million. Q2 11 operating expenses include acquisition and integration related transaction costs of $5.8 million, and amortization of acquired intangible assets of $0.6 million. Q3 10 operating expenses includes litigation settlement costs of $3.3 million related to a class action settlement.

Net profit for Q3 11 was $19.3 million, or $0.24 per diluted share. This is compared to net profit of $11.2 million, or $0.14 per diluted share in Q2 11 and net profit of $16.8 million, or $0.22 per diluted share in Q3 10. Net profit for Q3 11 includes pre-tax acquisition and integration related costs of $1.3 million, pre-tax amortization of acquired intangible assets of $1.1 million, pre-tax severance and benefit costs of $0.2 million with a total tax effect of $0.2 million. Net profit for Q2 11 includes pre-tax acquisition and integration related costs of $5.9 million, pre-tax amortization of acquired intangible assets of $0.8 million, with a total tax effect of $1.6 million. Q3 10 net profit includes pre-tax litigation settlement costs of $3.3 million related to a class action settlement with a total tax effect of $0.8 million.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP gross margin for Q3 11 was 73.9%. This is compared to non-GAAP gross margin of 76.1% in Q2 11 and compared to non-GAAP gross margin of 78.1% in Q3 10. Non-GAAP net profit for Q3 11 was $21.9 million, or $0.27 per diluted share. This is compared to non-GAAP net profit of $16.3 million, or $0.20 per diluted share in Q2 11 and non-GAAP net profit of $19.3 million, or $0.25 per diluted share in Q3 10.

Q3 11 Operating Results

Key GAAP Operating Results	Q3 11	Q2 11	Q3 10
Gross Margin	73.4%	75.9%	78.1%
Operating Expense	$66.1M	$74.5M	$53.0M
Operating Margin	20.9%	13.8%	22.8%
Net Profit	$19.3M	$11.2M	$16.8M
Earnings Per Diluted Share (EPS)	$0.24	$0.14	$0.22

Key Non-GAAP Operating Results	Q3 11	Q2 11	Q3 10
Non-GAAP Gross Margin	73.9%	76.1%	78.1%
Non-GAAP Operating Expense	$63.8M	$68.1M	$49.7M
Non-GAAP Operating Margin	23.2%	19.4%	26.3%
Non-GAAP Net Profit	$21.9M	$16.3M	$19.3M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.27	$0.20	$0.25

Total stock-based compensation expense included in Q3 11 and Q2 11 was $5.0 million compared to $4.4 million in Q3 10. Stock based compensation expense included in GAAP gross margin in Q3 11 and Q2 11 was $0.5 million compared to $0.4 million in Q3 10. Stock-based compensation expense included in GAAP operating expense in Q3 11 and Q2 11 was $4.5 million compared to $4.0 million in Q3 10.

Liquidity and Capital Resources

As of September 30, 2011, Align Technology had $211.1 million in cash, cash equivalents, and marketable securities compared to $312.4 million as of December 31, 2010.

Key Business Metrics

The following table highlights business metrics for Align Technology's third quarter of 2011. Additional historical information is available on the Company's website at http://investor.aligntech.com.

Revenue by Channel ($M):	Q3 11	% of Total	Q3 11/Q2 11
		Revenue	% Change

North American Orthodontists	$42.6	33.8%	6.8%
North American GP Dentists	$46.1	36.7%	2.3%
International	$30.9	24.5%	6.1%
Non-case Invisalign Revenue*	$6.3	5.0%	4.3%
Total Revenue	$125.9	100%	4.8%

Revenue by Product ($M):	Q3 11	% of Total	Q3 11/Q2 11**
		Revenue	% Change
Invisalign Full	$75.1	59.7%	(1.9%)
Invisalign Express/Lite	$10.5	8.3%	(5.4%)
Invisalign Teen	$15.4	12.2%	20.1%
Invisalign Assist	$7.0	5.6%	(1.8%)
Non-case Invisalign Revenue*	$6.3	5.0%	4.3%
Total Invisalign	$114.3	90.8%	0.6%

Scanners	$5.4	4.3%	98.2%
CAD/CAM Services	$6.2	4.9%	67.3%
Total Scanners and CAD/CAM Services	$11.6	9.2%	80.4%

Total Revenue	$125.9	100%	4.8%
*includes Invisalign training, ancillary products, and retainers
**Q211 only includes 2 months of Scanner and CAD/CAM Services revenue

Invisalign Cases Shipped by Channel:	Q3 11	% of Total	Q3 11/Q2 11
		Cases	% Change
North American Orthodontists	30,070	37.9%	5.4%
North American GP Dentists	31,120	39.2%	1.3%
International	18,170	22.9%	8.2%
Total Invisalign Cases Shipped	79,360	100%	4.4%

Invisalign Cases Shipped by Product:	Q3 11	% of Total	Q3 11/Q2 11%
		Cases	Change
Invisalign Full	51,360	64.7%	0.5%
Invisalign Express/Lite	11,020	13.9%	(2.6%)
Invisalign Teen	11,730	14.8%	36.2%
Invisalign Assist	5,250	6.6%	5.1%
Invisalign Total Cases Shipped	79,360	100%	4.4%

Average Invisalign Selling Price (ASP), as billed:	Q3 11
Total Worldwide Blended ASP	$1,385
International ASP	$1,560

Number of Invisalign Doctors Cases Shipped to:	Q3 11
North American Orthodontists	4,260
North American GP Dentists	11,040
International	4,590
Total Doctors Cases were Shipped to Worldwide	19,890

Invisalign Doctor Utilization Rates*:	Q3 11	Q2 11	Q3 10
North American Orthodontists	7.1	6.9	5.8
North American GP Dentists	2.8	2.9	2.7
International	4.0	3.9	3.8
Total Utilization Rate	4.0	4.0	3.6
* Utilization = # of cases shipped/# of doctors to whom cases were shipped

Number of Invisalign Doctors Trained:	Q3 11	Cumulative
North American Orthodontists	100	9,525
North American GP Dentists	630	39,225
International	855	18,980
Total Doctors Trained Worldwide	1,585	67,730

Total Invisalign Patients (cases shipped):	Q3 11	Cumulative
Number of Patients Treated or in Treatment (cases)	79,360	1,652,270

Q4 Fiscal 2011 Business Outlook

For the fourth quarter of fiscal 2011 (Q4 11), Align Technology expects net revenues to be in a range of $124.0 million to $128.5 million. GAAP earnings per diluted share for Q4 11 is expected to be in a range of $0.17 to $0.19. A more comprehensive business outlook is available following the financial tables of this release.

Stock Repurchase Program

In a separate announcement today Align also announced that its board of directors has authorized a stock repurchase program of up to $150 million, effective immediately. For more information, please see Align's press release titled, "Align Technology Announces $150 Million Stock Repurchase Program."

Align Web Cast and Conference Call

Align Technology will host a conference call today, October 27, 2011 at 4:30 p.m. ET, 1:30 p.m. PT, to review its third quarter fiscal 2011 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 380473 followed by #.  The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on November 10, 2011.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express 10, and Vivera Retainers. To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes iTero and iOC scanning systems, OrthoCAD iCast, OrthoCAD iQ and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude, as applicable, acquisition and integration related costs, amortization of acquired intangible assets, severance and benefit costs, litigation settlement and any related tax effects. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures, revenues and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the fourth quarter of 2011, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash.  Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization  in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the acquisition of Cadent, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 26, 2011. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Net revenues (1)	$ 125,894	$ 95,947	$ 350,836	$ 294,233

Cost of revenues	33,524	21,014	85,103	62,572

Gross profit	92,370	74,933	265,733	231,661

Operating expenses:
Sales and marketing	34,655	26,905	106,062	83,790
General and administrative	21,609	16,203	66,695	46,159
Research and development	8,926	6,592	27,586	19,104
Litigation settlement	--	3,310	--	3,310
Insurance settlement	--	--	--	(8,666)
Amortization of acquired intangible assets	868	--	1,460	--
Total operating expenses	66,058	53,010	201,803	143,697

Profit from operations	26,312	21,923	63,930	87,964

Interest and other income (expense), net	(118)	(83)	(335)	(480)

Profit before income taxes	26,194	21,840	63,595	87,484

Provision for income taxes	6,930	5,025	17,328	23,136

Net profit	$ 19,264	$ 16,815	$ 46,267	$ 64,348

Net profit per share
- basic	$ 0.25	$ 0.22	$ 0.60	$ 0.85
- diluted	$ 0.24	$ 0.22	$ 0.58	$ 0.83

Shares used in computing net profit per share
- basic	78,455	76,081	77,735	75,653
- diluted	80,266	78,109	80,040	77,852

(1) The nine months ended September 30, 2010 include a $14.3 million release of previously deferred revenue for Invisalign Teen replacement aligners.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$ 202,229	$ 294,664
Marketable securities, short-term	8,185	8,615
Accounts receivable, net	86,648	65,430
Inventories	8,278	2,544
Other current assets	21,794	17,358
Total current assets	327,134	388,611

Marketable securities, long-term	677	9,089
Property and equipment, net	46,388	30,684
Goodwill and intangible assets, net	186,022	2,666
Deferred tax asset	22,945	42,439
Other long-term assets	2,754	3,454

Total assets	$ 585,920	$ 476,943

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,138	$ 7,768
Accrued liabilities	58,281	51,358
Deferred revenue	47,768	33,848
Total current liabilities	120,187	92,974

Other long term liabilities	8,857	6,222

Total liabilities	129,044	99,196

Total stockholders' equity	456,876	377,747

Total liabilities and stockholders' equity	$ 585,920	$ 476,943

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010

GAAP Gross profit	$ 92,370	$ 91,137	$ 74,933
Acquisition and integration costs related to cost of revenues (1)	202	57	--
Amortization of acquired intangible assets related to cost of revenues (2)	267	183	--
Severance and benefit costs related to cost of revenues(3)	175	--	--
Non-GAAP Gross profit	$ 93,014	$ 91,377	$ 74,933

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010

GAAP Operating expenses	$ 66,058	$ 74,542	$ 53,010
Litigation settlement (4)	--	--	(3,310)
Acquisition and integration costs related to operating expenses (1)	(1,296)	(5,850)	--
Amortization of acquired intangible assets related to operating expenses (2)	(868)	(592)	--
Severance and benefit costs related to operating expenses (3)	(72)	--	--
Non-GAAP Operating expenses	$ 63,822	$ 68,100	$ 49,700

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010

GAAP Profit from operations	$ 26,312	$ 16,595	$ 21,923
Acquisition and integration costs related to cost of revenues (1)	202	57	--
Amortization of acquired intangible assets related to cost of revenues (2)	267	183	--
Severance and benefit costs related to cost of revenues (3)	175	--	--
Litigation settlement (4)	--	--	3,310
Acquisition and integration costs related to operating expenses (1)	1,296	5,850	--
Amortization of acquired intangible assets related to operating expenses (2)	868	592	--
Severance and benefit costs related to operating expenses (3)	72	--	--
Non-GAAP Profit from operations	$ 29,192	$ 23,277	$ 25,233

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010

GAAP Net profit	$ 19,264	$ 11,162	$ 16,815
Acquisition and integration costs related to cost of revenues (1)	202	57	--
Amortization of acquired intangible assets related to cost of revenues (2)	267	183	--
Severance and benefit costs related to cost of revenues (3)	175	--	--
Litigation settlement (4)	--	--	3,310
Acquisition and integration costs related to operating expenses (1)	1,296	5,850	--
Amortization of acquired intangible assets related to operating expenses (2)	868	592	--
Severance and benefit costs related to operating expenses (3)	72	--	--
Tax effect on non-GAAP adjustments (5)	(203)	(1,565)	(790)
Non-GAAP Net profit	$ 21,941	$ 16,279	$ 19,335

Diluted Net profit per share:
GAAP	$ 0.24	$ 0.14	$ 0.22
Non-GAAP	$ 0.27	$ 0.20	$ 0.25

Shares used in computing diluted GAAP Net profit per share	80,266	80,321	78,109
Shares used in computing diluted Non-GAAP Net profit per share	80,266	80,321	78,109

(1) Acquisition costs. We have incurred acquisition-related and other expenses which include legal, banker, accounting and other advisory fees of third parties, retention bonuses, integration and professional fees. We do not engage in acquisitions in the ordinary course of business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results. We believe that eliminating these expenses from our non-GAAP measures is useful because we generally would not have otherwise incurred such expenses in the periods presented as part of our continuing operations.
(2) Amortization of acquired intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trademarks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges for our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
(3) Severance and benefits costs. These costs are related to the closure of our New Jersey operations and will be realized for the remainder of 2011 and through the first three quarters of 2012. We have engaged in various restructuring and consolidation activities over the past several years that have resulted in costs associated with severance and benefits. Such activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring and/or consolidation activities in the ordinary course of business. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.
(4) Litigation settlement. In the third quarter of 2010 we recorded a litigation settlement charge of $3.3 million to resolve the Leiszler class action suit. We have excluded this non-recurring charge as it is not indicative of future operating results.
(5) Tax effect on the above items. This amount adjusts the provision for income taxes using our non-GAAP tax rate to reflect the effect of the non-GAAP adjustments on non-GAAP net profit.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.
The outlook figures provided below are for Align's business only.

Financials
(in millions, except per share amounts and percentages)

	Q4 2011
	GAAP	Adjustment (a)	Non-GAAP

Net Revenue	$124.0 -- $128.5		$124.0 -- $128.5

Gross Profit	$87.9 -- $91.9	$1.2	$89.1 -- $93.1

Gross Margin	70.9% -- 71.5%		71.9% -- 72.5%

Operating Expenses	$68.9 -- $70.4	$2.0	$66.9 -- $68.4

Operating Margin	15.3% -- 16.7%		17.9% -- 19.2%

Net Income per Diluted Share	$0.17 -- $0.19	$0.03	$0.20 -- $0.22

Stock Based Compensation Expense:
Cost of Revenues	$0.4		$0.4
Operating Expenses	$4.6		$4.6
Total Stock Based Compensation Expense	$5.0		$5.0

(a) Includes scanner and CAD/CAM services amortization of acquired intangibles assets, severance and benefit costs, and integration costs.

Business Metrics:
	Q4 2011
Case Shipments	78.0K - 80.5K
Cash	$220M -- $225M *
Capex	$12.0M -- $14.0M
Depreciation & Amortization	$3.5M -- $4.5M
Diluted Shares Outstanding	81M*

* Excludes any stock repurchases during the quarter
CONTACT: Investor Relations Contact
         Shirley Stacy
         Align Technology, Inc.
         (408) 470-1150
         sstacy@aligntech.com

         Press Contact
         Shannon Mangum Henderson
         Ethos Communication, Inc.
         (678) 261-7803
         align@ethoscommunication.com